EXHIBIT 23.2


                                   LAW OFFICES
                     D o n    A.    P a r a d i s o    P. A.
                     Washington Mutual Bank Tower (ste. 314)
                          2401 East Atlantic Boulevard
                             Pompano Beach, FL 33062
                                 (954) 782-5006



To the Board of Directors of
IHEALTH INC.


                                        re: Form SB-2
Registration Statement



         Don A. Paradiso P.A. hereby consents to the use of its opinion dated October 9, 2003 for use in connection with Amendment No.1 to the Registration Statement and Prospectus filed with the Securities and Exchange Commission in October 2003 on form SB-2, and to the filing of such opinion as an exhibit to such Registration Statement.



                                        /s/ DON A. PARADISO, P.A.
                                        DON A. PARADISO, P.A.

October 9, 2003